Exhibit 10.4
PERFORMANCE AWARD
AGREEMENT

STAG INDUSTRIAL, INC.
2011 EQUITY INCENTIVE PLAN

GRANTEE:

TARGET AMOUNT:

MAXIMUM AMOUNT:

This Performance Award Agreement (the “Agreement”), effective as of _____________, 2016 (the “Grant Date”), sets forth the terms under which _____________ (the “Grantee”) is granted an Award in the target amount (the “Target Amount”) of _____________ Performance Award Share Units (each, an “Award Share,” and collectively, the “Award Shares”) that, upon satisfaction of the performance conditions set forth in Sections 3 and/or 6 below would, to the extent earned, be converted into shares of Common Stock of STAG Industrial, Inc., a Maryland corporation (the “Company”) (the “Restricted Shares”). As described below, the actual number of Award Shares earned and settled as Restricted Shares is notionally based on the Target Amount of Award Shares and may increase or decrease depending upon the satisfaction of certain performance criteria, with a maximum of _____________ Award Shares (the “Maximum Amount”) available under this Agreement. This Agreement is an Award issued pursuant to the STAG Industrial, Inc. 2011 Equity Incentive Plan, as amended and as in effect from time to time (the “Plan”) and subject to the terms and conditions described below. In addition, this Agreement constitutes an Award of additional Award Shares based on the amount of dividends (such amounts being referred to as “Deemed Dividends”) that would have been paid on earned Award Shares prior to their settlement. All of the provisions of the Plan are expressly incorporated into this Agreement. This Agreement represents the Company’s commitment to issue the Restricted Shares at a future date, subject to the terms of this Agreement and the Plan. If these terms are not satisfied, or the minimum performance criteria are not satisfied, then no Restricted Shares shall be issued.
1.Terminology. Unless elsewhere defined in this Agreement, capitalized words used herein are defined in Section 26 of this Agreement or in the Plan.
2.Status of Underlying Shares; Restrictions. No Restricted Shares shall be issued or outstanding until the number of Award Shares earned pursuant to Section 3 and/or Section 6, if any, are determined and settled. Thereafter, awarded Restricted Shares shall be validly issued, fully paid, and non-assessable but forfeitable and non-transferable by the Grantee until such shares of Common Stock become vested pursuant to Section 5. After Award Shares, if any, are earned and determined pursuant to Section 3 and/or Section 6, the transfer agent for the Company shall be instructed (i) to issue any certificates representing Restricted Shares with appropriate legends related to restrictions under the Securities Act or applicable state securities laws (including a legend referenced in Section 10(b)) or related to the Company’s status as a real estate investment trust for federal income tax purposes or the ownership or transfer restrictions contained in the Company’s charter, and (ii) not to process any transfers of such Restricted Shares unless, and only to the extent that, it has been notified by the Company that some or all of such Restricted Shares have become vested and are no longer subject to forfeiture. As provided in Section 3(g) and Section 6(c) below, in order for an Award to be earned and settled in shares of Restricted Shares, the Grantee must be continuously providing Services to the Company or its Affiliates from the Date of Grant through and including the earliest to occur of (i) December 31, 2018, (ii) the date of a Change in Control, and (iii) the date of an Involuntary Termination.

3.	Performance Award.
(a)The number of Award Shares actually earned pursuant to this Award will be determined pursuant to this Section 3, subject to further vesting with respect to one-half the Restricted Shares issued in settlement of the Award Shares pursuant to Section 5 below. Once the number of Award Shares is determined, an additional number of Award Shares will be determined based on the amount of Deemed Dividends (as described in Section 8).
(b)The total number of Award Shares that will be earned pursuant to this Section 3 will equal the sum of the number of such Award Shares earned pursuant to Sections 3(c), (d) and (e) below and will be determined and settled as Restricted Shares on or after January 1, 2019, and no later than January 31, 2019. In each case, the determination will depend on the Total Stockholder Return of the Company, as compared to the applicable benchmark. In addition, as provided in Section 3(e), certain determinations pursuant to Section 3(e) require a minimum 25% Total Stockholder Return of the Company. The Target Amount is nominally allocated 25% to Section 3(c), 25% to Section 3(d) and 50% to Section 3(e). The number of Award Shares determined by Sections 3(c) and (d) will range from 0% to 200% of the Target Amount allocated to such section. The number of Award Shares determined by Section 3(e) will range from 0% to 300% of the Target Amount allocated to Section 3(e).
(c)Up to 20% of the Maximum Amount of Award Shares that may be earned under this Section 3 will be based on the Target Amount and the Total Stockholder Return of the Company compared to the Total Stockholder Return of the companies comprising the Industry Peer Group for the Measuring Period, as set forth in the table below. More specifically, the number of Award Shares determined under this Section 3(c) is calculated as the product of (i) the applicable percent earned determined using the table below; and (ii) _____________ Award Shares (a number of shares equal to 25% of the Target Amount). In no event may more than _____________ Award Shares (calculated as 200% of 25% of the Target Amount) be earned pursuant to this Section 3(c).

Company’s Percentile Ranking within the Industry Peer Group Based on Total Stockholder Return:	Below 30th Percentile	30th Percentile	50th Percentile	75th Percentile or Above
Percent Earned (of 25% of the Target Amount):	0%	50%	100%	200%
In the event that the Company’s Total Stockholder Return is in between (i) the 30th Percentile and the 50th Percentile or (ii) between the 50th Percentile and the 75th Percentile, then the percent earned shall be calculated by linear interpolation to the nearest 1/100th of a percent using the nearest lower and nearest higher percent earned figures set forth in the table above.

(d) Up to 20% of the Maximum Amount of Award Shares that may be earned under this Section 3 will be based on the Target Amount and the Total Stockholder Return of the Company compared to the Total Stockholder Return of the companies comprising the Compensation Peer Group for the Measuring Period, as set forth in the table below. More specifically, the number of Award Shares determined under this Section 3(d) is calculated as the product of (i) the applicable percent earned determined using the table below; and (ii) _____________ Award Shares (a number of shares equal to 25% of the Target Amount). In no event may more than _____________ Award Shares (calculated as 200% of 25% of the Target Amount) be earned pursuant to this Section 3(d).

Company’s Percentile Ranking within the Compensation Peer Group Based on Total Stockholder Return:	Below 30th Percentile	30th Percentile	50th Percentile	75th Percentile or Above
Percent Earned (of 25% of the Target Amount):	0%	50%	100%	200%
In the event that the Company’s Total Return is in between (i) the 30th Percentile and the 50th Percentile or (ii) between the 50th Percentile and the 75th Percentile, then the percent earned shall be calculated by linear interpolation to the nearest 1/100th of a percent using the nearest lower and nearest higher percent earned figures set forth in the table above.
(e)Up to 60% of the Maximum Amount of Award Shares that may be earned under this Section 3 will be based on the Target Amount and the Total Stockholder Return of the Company compared to the Total Stockholder Return of the companies comprising the Index Return Group for the Measuring Period, as set forth in the table below. More specifically, the number of Award Shares determined under this Section 3(e) is calculated as the product of (i) the applicable percent earned determined using the table below; and (ii) _____________ Award Shares (a number of shares equal to 50% of the Target Amount), except that the percent earned may not exceed 100% unless the Company’s Total Stockholder Return exceeds 25%. In no event may more than _____________ Award Shares (calculated as 300% of 50% of the Target Amount) be earned pursuant to this Section 3(e).

Company’s Percentile Ranking within the Index Return Group Based on Total Stockholder Return:	Below 30th Percentile	30th Percentile	50th Percentile	75th Percentile or Above	95th Percentile or Above
Percent Earned (of 50% of the Target Amount):	0%	50%	100% (awards above 100% require a minimum 25% Total Stockholder Return of the Company)	200%	300%

In the event that the Company’s Total Return is in between (i) the 30th Percentile and the 50th Percentile or (ii) between the 50th Percentile and the 75th Percentile or (iii) between the 75th Percentile and the 95th Percentile, then the percent earned shall be calculated by linear interpolation to the nearest 1/100th of a percent using the nearest lower and nearest higher percent earned figures set forth in the table above.
(f)The Company’s percentile ranking will be calculated using a normal distribution, or “z” score, unless otherwise determined by the Administrator.
(g)Without limiting the effect of Section 6, the Grantee must be providing Services to the Company or its Affiliates from the Grant Date through December 31, 2018, for earned Award Shares to be determined and settled pursuant to this Section 3 (it being understood and agreed that, subject to Sections 5 and 6, a Grantee need not be providing Services after December 31, 2018, for earned Award Shares to be determined and settled pursuant to this Section 3).

4.	Special Provisions Related to Spin-Offs.
(a)Notwithstanding anything to the contrary in this Agreement, if during the Measuring Period any member of the Industry Peer Group, the Compensation Peer Group or the Index Peer Group (in each case, the “Parent”) effects a spin off or similar transaction whereby the Parent distributes a business, in full or in part, to its stockholders through a dividend on a pro rata basis of shares in an existing or newly-formed subsidiary of the Parent (“Spinco”), then Total Stockholder Return for the Parent will be calculated as if a Parent stockholder retained the Spinco shares throughout the Measuring Period. Accordingly, in the case of a spin off or similar transaction during (and not before) the Measuring Period, Total Stockholder Return for the Parent will mean the Total Stockholder Return for the Measuring Period for the Parent common equity and the Spinco common equity received by a Parent stockholder, including the increase or decrease in the market price of the Parent common equity and the received Spinco common equity, plus dividends declared on the Parent common equity and the received Spinco common equity and assuming such dividends are reinvested in Parent common equity and Spinco common equity, respectively. None of the Industry Peer Group, the Compensation Peer Group or the Index Peer Group will change solely as a result of a spin off or similar transaction.
(b)If stockholders of the Parent are offered the opportunity to exchange their shares of Spinco for cash or to receive cash instead of Spinco shares, Total Stockholder Return for the Parent will be calculated as if a Parent stockholder did not exchange the Spinco shares for cash and did not elect to receive cash instead of Spinco shares.

5.	Vesting Provisions.
(a)The Restricted Shares issued in settlement of earned Award Shares pursuant to Section 3 above will be cumulatively vested and transferable to the extent of one-half of such Restricted Shares immediately upon issuance. The remaining one-half of such Restricted Shares will become cumulatively vested and transferable on the earlier of (i) December 31, 2019, (ii) a Change in Control or (iii) an Involuntary Termination, so long as the Grantee’s Service with the Company or its Affiliates is continuous from the Grant Date through December 31, 2019, the Change in Control or the Involuntary Termination, as applicable. Restricted Shares issued in settlement of Award Shares attributable to Deemed Dividends pursuant to Section 8 will be cumulatively vested and transferable immediately upon issuance.

(b)If Grantee’s Service ceases for any reason, except as otherwise specified in this Section 5 and/or Section 6, all outstanding Restricted Shares that are not then vested and nonforfeitable will be immediately forfeited by Grantee and transferred to the Company upon such cessation for no consideration and all rights to Award Shares and/or Restricted Shares, shall thereupon be forfeited.

6.	Special Earning and Vesting Provisions.
(a)Upon the occurrence of a Change in Control, then, (i) notwithstanding Section 3(b), the total number of Award Shares that are earned pursuant to Section 3 will be determined without pro ration as of (i.e., the Measuring Period will end and performance will be measured as of) the date of such Change in Control, provided that, the Measuring Period shall be deemed to have ended at market close of the New York Stock Exchange on the date of the Change in Control for purposes of Sections 3(c), (d) and (e) and the shares will be settled as soon as practicable following the Change in Control, but in any event, no later than January 31 of the calendar year after the calendar year in which the Change in Control occurs, and (ii) notwithstanding Section 5(a), all such Award Shares determined upon such Change in Control in the Company shall be settled as fully vested and transferable shares of Common Stock (or such other Security or Property into which shares of Common Stock were exchanged for in the Change in Control). In addition all Restricted Shares previously issued in settlement of Award Shares shall become fully vested and transferrable effective immediately prior to the closing of the Change in Control. The Target Amount (including products of the Target Amount in Section 3) will not be reduced pro rata pursuant to this Section 6(a). Once the number of Award Shares is determined, an additional number of Award Shares will be determined based on the amount of Deemed Dividends (as described in Section 8).
(b)Upon the occurrence of an Involuntary Termination, then, (i) notwithstanding Section 3(b), the total number of shares to be earned pursuant to Section 3 will be determined on a pro rata basis as of (i.e., the Measuring Period will end and performance will be measured as of) the date of such termination, provided that: the Measuring Period shall be deemed to have ended at market close of the New York Stock Exchange on the date of the Involuntary Termination for purposes of Sections 3(c), (d) and (e) and the Awarded Shares will be settled no later than January 31 of the year after the year in which the Involuntary Termination occurs, and (ii) notwithstanding Section 5(a), all such Awarded Shares so determined and settled upon such Involuntary Termination (or the Awarded Shares previously settled as Restricted Shares because such date is after the Measuring Period) shall become fully vested and transferable. Once the number of Award Shares is determined, an additional number of Award Shares will be determined based on the amount of Deemed Dividends (as described in Section 8). In the case of an early determination of the Award Shares pursuant to this Section 6(b), the Target Amount (and, therefore, the products of the Target Amount in Section 3) will be reduced pro rata based on the number of days elapsed in the Measuring Period, but the 25% Total Stockholder Return threshold in Section 3(e) for a percent earned in excess of 100% will not be reduced.
(c)The Grantee must be providing Services from the Date of Grant through the earlier of (i) a Change in Control and (ii) an Involuntary Termination for earned Award Shares to be determined and settled pursuant to this Section 6 (it being understood and agreed that a Grantee need not be providing Services after the earlier of the two events for earned Award Shares to be determined and settled pursuant to this Section 6).
(d)The Grantee agrees that the provisions of this Section 6 supersede and replace any provision in the Employment Agreement providing for or contemplating immediate vesting of Awards or equity awards.

7.Vesting and Forfeiture Examples.
(a)As a first example, if the Grantee’s Service ceases after December 31, 2018, whether or not the cessation constitutes an Involuntary Termination, the Grantee will be entitled to receive one-half of the Restricted Shares issued in settlement of the Award Shares earned pursuant to Section 3, as well as all of the Restricted Shares issued in settlement of additional Award Shares attributable to Deemed Dividends pursuant to Section 8 (which Restricted Shares will be cumulatively vested and transferable). If the cessation date is also before December 31, 2019, and the cessation does not constitute an Involuntary Termination, the remaining one-half of the Restricted Shares will be immediately forfeited by the Grantee. If, on the other hand, the cessation constitutes an Involuntary Termination, the remaining one-half of the Restricted Shares will be fully vested and transferable. This example is intended to be consistent with the Employment Agreement, which contemplates immediate vesting of outstanding Restricted Shares in the case of termination of employment, during the term of the Employment Agreement, by the Company without Cause or by the Grantee for Good Reason.
(b)As a second example, if a Change in Control occurs before December 31, 2018, and Grantee’s Service has not ceased at the time of the Change in Control, the number of Award Shares will be determined (including Award Shares based on the amount of Deemed Dividends), without pro ration, pursuant to Section 6 and settled as fully vested and transferable shares of Common Stock (or such other Security or Property into which shares of Common Stock were exchanged for in the Change in Control).
(c)As a third example, if the Grantee’s Service ceases before December 31, 2018, and the cessation constitutes an Involuntary Termination, the number of Award Shares will be determined (including Award Shares based on the amount of Deemed Dividends), subject to pro ration based on the number of days elapsed in the Measuring Period, pursuant to Section 6 and settled as fully vested and transferable shares of Common Stock, notwithstanding any provision to the contrary in the Employment Agreement that may contemplate full or any other vesting other than the pro rata vesting provided in Section 6.
(d)As a fourth example, if the Grantee’s Service ceases before December 31, 2018, and the cessation does not constitute an Involuntary Termination, then this Award shall terminate and no Award Shares will be earned, determined or settled.
8.Dividends and Voting. The Grantee shall not be entitled to receive dividends on Award Shares underlying this Agreement or vote such Award Shares, or to receive notice as a stockholder or to have any rights whatsoever as a stockholder of the Company in respect of such Award Shares, until such Award Shares are settled as Restricted Shares and/or Common Stock pursuant to Section 3 and/or Section 6. Upon the settlement of Award Shares into Restricted Shares pursuant to Section 3 and/or Section 6 (including before vesting occurs pursuant to Section 5), the amount of the Deemed Dividends on such Award Shares shall be determined. The Deemed Dividends shall be converted into Award Shares equal to the number of shares of Common Stock that would have resulted had the cash dividends payable with respect to the Common Stock underlying the Award Shares been reinvested in Common Stock taking into account the following assumptions: (i) that the Grantee had received the number of shares of Common Stock underlying the Award Shares on the Grant Date; and (ii) all of the dividends that would have been paid on such shares of Common Stock had they been issued on the Grant Date during the period from the Grant Date to the date of settlement determined pursuant to Sections 3 and/or 6 were reinvested in Common Stock on the dividend payment date, utilizing the closing price on the New York Stock Exchange (or such other exchange which is the primary exchange for the shares of Common Stock) on each date that dividends were paid. These additional Award Shares attributable to the Deemed Dividends shall be settled as fully vested and nonforfeitable Restricted Shares concurrently with the settlement of the initial Award Shares pursuant to Section 3 and/or Section 6. Notwithstanding the foregoing, the Company, in the discretion of the Administrator, may elect to pay out Deemed Dividends in cash on the settlement date. After Awards Shares are settled as Restricted Shares, the Grantee will be entitled to vote such Restricted Shares, and the Company shall pay the Grantee any cash dividends that are declared and paid on such Restricted Shares, regardless of whether such Restricted Shares have become vested pursuant to Section 5 on the record date for such dividends.
9.Issuance of Other Securities in lieu of Common Stock.  In lieu of shares of Common Stock, the Administrator, may, with the consent of the Grantee, settle some or all of the award in LTIP Units or other securities of the Company or any of its Affiliates, that are valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, shares of Common Stock (“Other Share-Based Securities”); provided, however, that the Administrator determines, in good faith, that the aggregate value of such Other Share-Based Securities is equivalent to the value of the Award Shares earned by the Grantee pursuant to Sections 3, 6 and/or 8.

10.	Restrictions on Transfer.
(a)Award Shares may not be sold, assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Until an Award Share that has been settled as a Restricted Share becomes vested and nonforfeitable, it may not be sold, assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.
(b)Grantee hereby represents and warrants to the Company as follows:

(i)
Grantee understands that the Company may, in its discretion, impose restrictions on the sale, pledge, or other transfer of Restricted Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company, such restrictions are necessary or desirable to comply with the Securities Act, the securities laws of any State or any other law.

(ii)	Grantee is aware that Grantee’s investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss.
(c)Any attempt to dispose of any such Award Shares or Restricted Shares in contravention of the restrictions set forth in Section 10(a) or that the Company imposes pursuant to Section 10(b) shall be null and void and without effect. The Company shall not be required to (i) transfer on its books any Award Shares or Restricted Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Award Shares or Restricted Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares or Restricted Shares have been transferred in contravention of this Agreement.

11.Stock Certificates. After Award Shares are earned and settled pursuant to Section 3 and/or Section 6, Grantee will be reflected as the owner of record of the Restricted Shares as of the Grant Date on the Company’s books. The Company or an escrow agent appointed by the Administrator will hold in escrow the share certificates for safekeeping, or the Company may otherwise retain the Restricted Shares in uncertificated book entry form, until the Restricted Shares become vested and nonforfeitable and until they may be transferred freely without restriction under this Agreement. Until the Restricted Shares become vested and nonforfeitable, any share certificates representing such shares will include a legend to the effect that Grantee may not sell, assign, transfer, pledge, or hypothecate the Restricted Shares. As soon as practicable after vesting of the Restricted Shares, the Company will deliver a share certificate to Grantee, or deliver shares electronically or in certificate form to Grantee’s designated broker on Grantee’s behalf, for such vested Restricted Shares. Upon the request of the Administrator, Grantee shall deliver to the Company a stock power, endorsed in blank, with respect to any Restricted Shares that have been forfeited pursuant to this Agreement.
12.Tax Election and Tax Withholding.
(a)Grantee hereby agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the grant, settlement, or vesting of any Award Shares or Restricted Shares. The Company shall have the right to deduct from any compensation or any other payment of any kind due Grantee (including withholding the issuance or delivery of shares of Common Stock or redeeming Restricted Shares) the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant, settlement, or vesting of Award Shares or Restricted Shares in whole or in part; provided, however, that the value of the shares of Common Stock withheld or redeemed may not exceed the maximum allowable under U.S. generally accepted accounting principles to maintain equity-based accounting for the Company. In lieu of such deduction, the Company may require Grantee to make a cash payment to the Company equal to the amount required to be withheld. If Grantee does not make such payment when requested, the Company may refuse to issue any Common Stock certificate under this Agreement until arrangements satisfactory to the Administrator for such payment have been made.
13.Section 409A. If any compensation provided by this Agreement may result in the application of Section 409A of the Internal Revenue Code (“Section 409A”), the Company shall, in consultation with the Grantee, modify this Agreement with respect to such Grantee solely in the least restrictive manner necessary in order to, where applicable, (a) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A, or (b) comply with the provisions of Section 409A, other applicable provision(s) of the Internal Revenue Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the benefits granted under this Agreement to such Grantee.

14.	Adjustments for Corporate Transactions and Other Events.
(a)    Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Award Shares and the number of such Award Shares that are nonvested and forfeitable shall, without further action of the Administrator, be adjusted to reflect such event in a manner designed to preserve the economic substance of this Agreement. The Administrator shall make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Award Shares as a result of the stock dividend, stock split or reverse stock split; provided that such adjustments do not result in the issuance of fractional Award Shares. Adjustments under this Section

14 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.
(b)    Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by Grantee in exchange for, or by virtue of Grantee’s ownership of, the Award Shares and/or Restricted Shares, to the same extent as the Award Shares and/or Restricted Shares with respect to which such additional and/or substitute securities are distributed, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or similar event, except as otherwise determined by the Administrator. If Common Stock underlying the Award Shares is converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) received upon such conversion, exchange or distribution in the same manner and to the same extent as the original Common Stock underlying the Award Shares.
15.Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter Grantee’s at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and Grantee, or as a contractual right of Grantee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge Grantee at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any Award Shares and/or Restricted Shares or any other adverse effect on Grantee’s interests under the Plan.
16.The Company’s Rights. The existence of the Award Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
17.Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.
18.Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Award Shares granted hereunder or the Restricted Shares issued upon settlement of the Award Shares. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.
19.Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award Shares and/or Restricted Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.
20.Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, (i) the Plan, if not silent on the matter, shall govern or (ii) if the Plan is silent on the matter, the Administrator shall have the power to interpret or determine the application of the provisions of this Agreement, in a manner designed to preserve the economic substance of this Agreement and based on the facts known to the Administrator. A copy of the Plan is provided to Grantee with this Agreement.
21.Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the Commonwealth of Massachusetts, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in Suffolk County, Massachusetts, and Grantee hereby agrees and submits to the personal jurisdiction and venue thereof.
22.Securities Laws Compliance.  Common Stock or Other Share-Based Securities shall not be issued pursuant to the exercise or settlement of any award granted hereunder unless the settlement of such award and the issuance and delivery of such Common Stock or Other Share-Based Securities pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the Common Stock may then be listed.
23.Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
24.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
25.Electronic Delivery of Documents. By signing this Agreement, Grantee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan, the Award Shares, and Restricted Shares and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to Grantee by contacting the Company by telephone or in writing; (iii) further acknowledges that Grantee may revoke his or her consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that Grantee understands that he or she is not required to consent to electronic delivery of documents.
26.Certain Definitions.
(a)“Cause” means the occurrence of any of the following: (i) Grantee’s indictment for, formal admission to (including a plea of guilty or nolo contendere to), or conviction of: a felony, a crime of moral turpitude, fraud and dishonesty, breach of trust or unethical business conduct, or any crime involving the Company, (ii) gross negligence or willful misconduct by Grantee in the performance of Grantee’s duties which has materially damaged the Company’s financial position or reputation; (iii) willful or knowing unauthorized dissemination with the intent to cause harm by Grantee of Confidential Employer Information (as defined in the Employment Agreement); (iv) repeated failure by Grantee to perform Grantee’s duties that are reasonably and in good faith requested in writing by the Board or the member of the Board authorized by it or, if the Grantee reports to an executive officer of the Company, such executive officer  (the “Delegator”), and which are not substantially cured by Grantee within 30 days following receipt by Grantee of such written request; (v) failure of Grantee to perform any lawful and reasonable directive of the Delegator communicated to Grantee in the form of a written request from the Delegator, which is consistent with the acquisition, disposition, development, redevelopment, ownership, operation, management or financing of single tenant industrial properties in the United States, and which failure Grantee does not begin to cure within 10 days following receipt by Grantee of such written request or Grantee has not substantially cured within 45 days following receipt by Grantee of such written request, or (vi) material breach of the Employment Agreement by Grantee which breach has been communicated to Grantee in the form of a written notice from a Delegator, which material breach Grantee does not begin to cure within 10 days following receipt by Grantee of such written notice or Grantee has not substantially cured within 45 days following receipt by Grantee of such written notice.
(b)“Common Stock Price” means, as of a particular date, the average of the Fair Market Value of one share of the Common Stock (or other applicable common equity, in the case of companies other than the Company) for the 20 trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date).  Notwithstanding the foregoing, if the date on which the Common Stock Price is determined is the date of the consummation of a Change in Control, then the Common Stock Price shall be the Fair Market Value of one share of Common Stock on such date.
(c)“Company” means STAG Industrial, Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control (as defined in the Plan) has occurred, Company shall mean only STAG Industrial, Inc.
(d)“Compensation Peer Group” means a group consisting of the Company and each of the following constituent companies: (i) CoreSite Realty Corporation, (ii) DCT Industrial Trust Inc., (iii) EastGroup Properties, Inc., (iv) Education Realty Trust, Inc., (v) FelCor Lodging Trust Incorporated, (vi) First Industrial Realty Trust, Inc., (vii) Hersha Hospitality Trust, (viii) Lexington Realty Trust, (ix) Parkway Properties, Inc., (x) Pennsylvania Real Estate Investment Trust, (xi) Physicians Realty Trust, (xii) PS Business Parks, Inc., (xiii) QTS Realty Trust, Inc., (xiv) Ramco-Gershenson Properties Trust, and (xv) Ryman Hospitality Properties, Inc. In the event that a constituent company shall cease to exist as a Reporting REIT during the Measuring Period, it shall thereupon no longer be part of the Compensation Peer Group, effective retroactively to the date of the commencement of the Measuring Period.
(e)“Disability” means the occurrence of a medically determinable physical or mental impairment of Grantee that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and which either (i) renders Grantee unable to engage in any substantial gainful activity, with or without leave accommodation, for a period of not less than three months; or (ii) results in Grantee receiving income replacement benefits for a period of not less than three months under any policy of long-term disability insurance that may be maintained by the Company for the benefit of its employees.

(f)“Employment Agreement” means that certain [Amended and Restated] Executive Employment Agreement, effective as of _____________, between the Company, STAG Industrial Operating Partnership, L.P., a Delaware limited partnership, and the Grantee, as it may be amended from time to time.
(g)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(h)“Fair Market Value” has the meaning given to that term in Section 2(h) of the Plan.
(i)“Good Reason” means the occurrence of any of the following: (i) a material breach of the Employment Agreement by the Company which is not cured by Company within 30 days following Company’s receipt of written notice by Grantee to the Company describing such alleged breach; (ii) Grantee’s Base Salary (as defined in the Employment Agreement) is materially reduced by the Company; (iii) a material reduction in Grantee’s title, duties and/or responsibilities, or the assignment to Grantee of any duties materially inconsistent with Grantee’s position; or (iv) a material change in the Company headquarters’ geographic location; provided, however, none of the occurrences described in (i) through (iv) hereof shall constitute Good Reason unless within 90 days of any such occurrence Grantee provides a Notice of Termination (as defined in the Employment Agreement) effective no more than 31 days after receipt by the Company and specifying the occurrence.
(j)“Index Return Group” means a group consisting of the Company and each of the constituent companies of the MSCI US REIT Index or, in the event such index is discontinued or its methodology significantly changed, a comparable index selected by the Administrator in good faith. In the event that a company shall cease to exist as a constituent of the MSCI US REIT Index (or replacement index) during the Measuring Period, it shall thereupon no longer be part of the Index Peer Group, effective retroactively to the date of the commencement of the Measuring Period.
(k)“Industry Peer Group” means a group consisting of the Company and each of the following constituent companies: (i) DCT Industrial Trust Inc., (ii) Duke Realty Corporation, (iii) EastGroup Properties, Inc., (iv) First Industrial Realty Trust, Inc., (v) Gramercy Property Trust Inc., (vi) Lexington Realty Trust, (vii) Liberty Property Trust, (viii) Monmouth Real Estate Investment Corp., (ix) PS Business Parks, Inc., (x) STORE Capital Corporation and (xi) Terreno Realty Corporation. In the event that a constituent company shall cease to exist as a Reporting Peer REIT during the Measuring Period, it shall thereupon no longer be part of the Industry Peer Group, effective retroactively to the date of the commencement of the Measuring Period.
(l)“Involuntary Termination” means cessation of the Grantee’s Service with the Company or its Affiliates by reason of the Grantee’s death, termination by the Grantee or the Company or its Affiliates due to the Grantee’s Disability, termination by the Company or its Affiliates without Cause or termination by the Grantee for Good Reason.
(m)“LTIP Units” has the meaning ascribed to it in the Plan.
(n)“Measuring Period” means a three-year period beginning at market close of the New York Stock Exchange on December 31, 2015, and ending with market close of the New York Stock Exchange on December 31, 2018, subject to reduction as provided in Section 6.
(o)“Reporting Peer REIT” means a company that predominantly owns industrial and/or net leased properties and is qualified as a real estate investment trust for purposes of federal income taxation, that is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and that has shares of common equity listed on a securities exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act.
(p)“Reporting REIT” means a company that is qualified as a real estate investment trust for purposes of federal income taxation, that is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and that has shares of common equity listed on a securities exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act.
(q)“Securities Act” means the Securities Act of 1933, as amended.
(r)“Service” means the Grantee’s employment or other service relationship with the Company and its Affiliates. Grantee’s Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which Grantee is employed or otherwise has a service relationship is not STAG Industrial, Inc. or an Affiliate of STAG Industrial, Inc. “Services” has the correlative meaning.
(s)“Total Stockholder Return” means, with respect to a company (whether the Company or another company in the Industry Peer Group, the Compensation Peer Group or the Index Return Group), the cumulative return, expressed as a percentage, that would have been realized by a stockholder who (a) bought one share of the applicable common equity at market close on December 31, 2015 (the beginning of the Measuring Period), for the Common Stock Price, (b) reinvested each dividend and other distribution declared during the Measuring Period with respect to such share of common equity (and any other shares previously received upon reinvestment of dividends or other distributions) in additional shares of common equity at the Fair Market Value on the payment date for such dividend or other distribution, and (c) sold such shares of common equity at market close on December 31, 2018, subject to reduction as provided in Section 6 (the end of the Measuring Period), for the Common Stock Price on such date.  Pursuant to Section 14, appropriate adjustments to the Total Stockholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and certain other events as set forth in Section 14 that occur during the Measuring Period.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.
STAG Industrial, Inc.
By:

Date:

The undersigned hereby acknowledges that he or she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein. The undersigned also consents to electronic delivery of all notices or other information with respect to the Award Shares and/or Restricted Shares or the Company.
WITNESS:    GRANTEE

Date:

Enclosure: STAG Industrial, Inc. 2011 Equity Incentive Plan, as amended